Exhibit 10.5

Statement and Undertaking on Regulation and Reduction of Related Transactions

The Company is the controlling shareholder of Jinko Solar Co., Ltd. (hereinafter referred to as “Issuer”). Now the Issuer intends to apply for initial public offering of shares and listing on the STAR Market in the PRC. In order to promote the sustainable and healthy development of the Issuer and to avoid the interests of the Issuer being harmed by the production and operation activities of the Company and other enterprises controlled by the Company, the Company makes the following statement and undertaking in respect of matters relating to related transactions in accordance with the relevant laws and regulations:

I. The Company has made complete and detailed disclosure of related parties and related transactions in accordance with the requirements of securities regulatory laws, administrative regulations, departmental regulations and normative documents. Except for the related transactions that have been disclosed in writing to the relevant intermediaries, there are no other related transactions between the Company or other enterprises controlled by it and the Issuer or its subsidiaries that should be disclosed but have not been disclosed in accordance with the laws and regulations and the relevant provisions of the China Securities Regulatory Commission.

II. During the period when the Company is a shareholder of the Issuer, it will try to minimize the occurrence of new related transaction matters with the Issuer and its holding subsidiaries. For related transactions that are unavoidable or occur for reasonable causes, the Company and other enterprises controlled by it will follow the principles of fairness and reasonableness, fair price and equitable compensation, enter into agreements with the Issuer or its holding subsidiaries in accordance with the law and perform legal procedures, determine the transaction prices in accordance with reasonable prices recognized by the market, perform its information disclosure obligations and handle relevant reporting and approval matters in accordance with the Company Law of the People’s Republic of China, the Securities Law of the People’s Republic of China, the Rules Governing the Listing of Shares on the STAR Market of Shanghai Stock Exchange and other relevant laws, regulations and normative documents as well as the Articles of Association of the Issuer. The Company guarantees that it will not harm the legitimate rights and interests of the Issuer and its unrelated shareholders through related transactions.

Statement and Undertaking on Regulation and Reduction of Related Transactions

III. The Company undertakes not to use related transactions to transfer or convey profits, nor to harm the legitimate rights and interests of the Issuer and its other shareholders through the decision-making right to the Issuer’s business.

IV. The Company undertakes not to abuse the rights of shareholders through direct or indirect ownership of the Issuer’s shares to the detriment of the legitimate interests of the Issuer and its other shareholders.

V. If the Issuer suffers any economic losses directly or indirectly arisen from the Company’s breach of the above undertaking, the Company is willing to compensate the Issuer all such losses.

The above undertaking shall remain in force during the period in which the Company is the controlling shareholder of the Issuer.

Statement and Undertaking on Regulation and Reduction of Related Transactions

(There is no text in this page. It is the signature page of Statement and Undertaking on Regulation and Reduction of Related Transactions.)

For and on behalf of

JinkoSolar Investment Limited (Seal)

By: /s/ Li Xiande

Date: June 21, 2021

Signature Page of Statement and Undertaking on Regulation and Reduction of Related Transactions